Exhibit 99.1

AMERICAN RENAL ASSOCIATES ANNOUNCES THIRD QUARTER 2012 RESULTS

Beverly, Massachusetts (November 8, 2012) – American Renal Associates Holdings, Inc., and its subsidiary American Renal Holdings Inc. announced results today for the quarter ended September 30, 2012. Financial and operating highlights include:

•

Revenues – Patient service operating revenues for the three and nine months ended September 30, 2012 were $108.3 million and $307.3 million, respectively, as compared to $92.7 million and $267.0 million, respectively, for the same periods in 2011.

•

Adjusted EBITDA(1) – Adjusted EBITDA for the three and nine months ended September 30, 2012 was $20.9 million and $58.5 million, respectively. This compares to Adjusted EBITDA for the three and nine months ended September 30, 2011 of $17.3 million and $48.3 million, respectively.

•

Center Activity – As of September 30, 2012, we provided services at 125 outpatient dialysis centers serving 8,312 patients. During the third quarter of 2012, we opened 7 de novo centers and acquired 1 center.

•

Volume – Total treatments for the third quarter of 2012 were 301,901 or 3,871 treatments per day, representing a per day increase of 17.2% over the third quarter of 2011. Non-acquired treatment growth was 8.5% in the third quarter.

American Renal Associates will hold a conference call to discuss its results for the third quarter ended September 30, 2012 today at 5:00 p.m. Eastern Time. The live call can be accessed by dialing either 1-877-407-8029 or 201-689-8029.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. We undertake no obligation to update our forward-looking statements.

(1)	This press release includes Adjusted EBITDA and Adjusted EBITDA including noncontrolling interests, neither of which are financial measures defined by Generally Accepted Accounting Principles (GAAP). See Reconciliation of Non-GAAP Financial Measures section at the end of this press release for the definitions of these measures as well as their reconciliations to net income.

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About American Renal Associates

American Renal Associates Holdings, Inc. is the parent of American Renal Holdings Inc. and American Renal Associates LLC (“ARA”) and is a leading owner and provider of outpatient kidney dialysis facilities operating facilities in partnership with nephrologists throughout the United States. The Company’s unique operating philosophy merges physician autonomy, leading edge patient care and financial partnership between the nephrologists and ARA. Consequently, ARA has become one of the largest providers of outpatient kidney dialysis services in the nation with 125 owned facilities as of September 30, 2012 which are located in 21 states and the District of Columbia. For more information, visit www.americanrenal.com.

Contact:

Jonathan Wilcox

Chief Financial Officer

978-922-3080 ext. 385

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American Renal Associates Holdings, Inc.

Consolidated Statements of Income

(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Patient service operating revenues	$108,288	$92,666	$307,324	$266,975
Provision for uncollectible accounts	(869)	(1,118)	(1,747)	(3,492)

Net patient service operating revenues	107,419	91,548	305,577	263,483

Operating expenses:
Patient care costs	62,245	54,922	179,117	162,497
General and administrative	11,705	9,701	33,623	29,418
Merger related costs	—	228	—	450
Depreciation and amortization	5,333	4,509	15,151	13,222

Total operating expenses	79,283	69,360	227,891	205,587

Operating Income	28,136	22,188	77,686	57,896

Interest expense, net	(10,247)	(9,752)	(30,425)	(26,376)

Income before income taxes	17,889	12,436	47,261	31,520

Income tax expense	2,991	1,038	5,638	1,812

Net income	14,898	11,398	41,623	29,708

Less: Net income attributable to noncontrolling interests	(13,169)	(10,050)	(35,924)	(27,186)

Net income attributable to ARAH	$1,729	$1,348	$5,699	$2,522

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American Renal Associates Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	September 30, 2012	December 31, 2011

Assets
Cash	$42,775	$36,774
Patient accounts receivable, net	55,741	56,027
Income tax receivable	1,322	1,322
Inventories, prepaid expenses and other current assets	17,060	15,101

Total current assets	116,898	109,224

Property and equipment, net	81,163	72,416
Deferred financing costs, net	4,605	4,962
Intangible assets, net	35,718	35,416
Other long-term assets	2,751	1,734
Goodwill	531,867	504,045

Total assets	$773,002	$727,797

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$61,194	$52,682
Amount due to sellers	675	2,192
Current portion of long-term debt	2,977	2,662
Current portion of capital lease obligations	92	51

Total current liabilities	64,938	57,587

Long-term debt, less current portion	406,030	391,084
Capital lease obligations, less current portion	153	111
Other long-term liabilities	3,539	3,362
Deferred tax liabilities	16,233	16,233
Noncontrolling interests subject to put provisions	53,119	47,492
Total equity	228,990	211,928

Total liabilities & equity	$773,002	$727,797

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American Renal Associates Holdings, Inc.

Supplemental Business Metrics

(unaudited)

	Three Months Ended September 30, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Volume
Treatments	301,901	285,037	260,976	862,580	757,131
Number of treatment days	78	78	79	234	234
Treatments per day	3,871	3,654	3,303	3,686	3,236
Non-acquired growth year over year	8.5%	9.5%	16.5%	9.8%	16.8%

Revenue
Patient service operating revenues (in thousands)	$108,288	$101,872	$92,666	$307,324	$266,975
Patient service operating revenues per treatment	$358.69	$357.40	$355.07	$356.28	$352.61
Per treatment increase from previous quarter	$1.29	$4.90	$0.65	N/A	N/A

Provision for uncollectible accounts
As a % of patient service operating revenues	0.8%	0.0%	1.2%	0.6%	1.3%

Expenses
Patient care costs
Amount (in thousands)	$62,245	$58,793	$54,922	$179,117	$162,497
As a % of patient service operating revenues	57.5%	57.7%	59.3%	58.3%	60.9%
Per treatment	$206.18	$206.26	$210.45	$207.65	$214.62
Per treatment decrease from previous quarter	$(0.08)	$(4.44)	$(0.28)	N/A	N/A

General and administrative expenses
Amount (in thousands)	$11,705	$11,487	$9,701	$33,623	$29,418
As a % of patient service operating revenues	10.8%	11.3%	10.5%	10.9%	11.0%
Per treatment	$38.77	$40.30	$37.17	$38.98	$38.85
Per treatment (decrease) increase from previous quarter	$(1.53)	$2.46	$0.29	N/A	N/A

Adjusted EBITDA
Adjusted EBITDA including noncontrolling interests (in thousands)	$34,028	$32,125	$27,354	$94,454	$75,503
Adjusted EBITDA (in thousands)	$20,859	$19,999	$17,304	$58,530	$48,317

Accounts receivable DSO (days)	47	49	55	N/A	N/A

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American Renal Associates Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures:

(unaudited and in thousands)

To supplement our consolidated financial statements prepared in accordance with GAAP, we use the following measures defined as Non-GAAP measures by the SEC: Adjusted EBITDA (including noncontrolling interests) and Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to ARAH before income taxes, interest expense, depreciation and amortization, and we further adjust for other non-cash charges and non-recurring charges. We believe this information is useful for evaluating our business and understanding our operating performance in a manner similar to management. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, we present Adjusted EBITDA because it is one of the components used in the calculations under the covenants contained in our revolving credit facility. Adjusted EBITDA is not a measure of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of income or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA may not be comparable to similarly titled measures for other companies. Adjusted EBITDA may not be indicative of historical operating results, and we do not mean for it to be predictive of future results of operations or cash flows. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•	does not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•

does not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	does not include stock-based compensation expense;

•	does not reflect changes in, or cash requirements for, our working capital needs; and

•	does not include certain income tax payments that represent a reduction in cash available to us.

The following table presents the reconciliation from net income to Adjusted EBITDA for the periods indicated:

	Three Months Ended September 30, 2012	Three Months Ended June 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Reconciliation of Net income to Adjusted EBITDA:

Net income	$14,898	$14,701	$11,398	$41,623	$29,708
Interest expense, net	10,247	10,183	9,752	30,425	26,376
Income tax expense	2,991	1,677	1,038	5,638	1,812
Depreciation and amortization	5,333	5,040	4,509	15,151	13,222
Merger related costs	—	—	228	—	450
Stock-based compensation	221	223	257	664	3,419
Management fee	338	301	172	953	516

Adjusted EBITDA (including noncontrolling interests)	$34,028	$32,125	$27,354	$94,454	$75,503
Less: Net income attributable to noncontrolling interests	(13,169)	(12,126)	(10,050)	(35,924)	(27,186)

Adjusted EBITDA	$20,859	$19,999	$17,304	$58,530	$48,317

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American Renal Associates Holdings, Inc.

Supplemental Information

(unaudited and in thousands)

The following tables present our selected consolidating financial information, for American Renal Associates Holdings, Inc. (ARAH) and American Renal Holdings Inc. (ARH) which you should read in conjunction with our condensed consolidated financials.

	For the Three Months Ended September 30, 2012			For the Three Months Ended September 30, 2011
	ARAH	ARH	Total	ARAH	ARH	Total

General and administrative	$12	$11,693	$11,705	$—	$9,701	$9,701
Interest expense, net	(4,326)	(5,921)	(10,247)	(3,936)	(5,816)	(9,752)
Income tax (benefit) expense	(1,735)	4,726	2,991	(1,564)	2,602	1,038

	For the Nine Months Ended September 30, 2012			For the Nine Months Ended September 30, 2011
	ARAH	ARH	Total	ARAH	ARH	Total

General and administrative	$84	$33,539	$33,623	$—	$29,418	$29,418
Interest expense, net	(12,709)	(17,716)	(30,425)	(8,982)	(17,394)	(26,376)
Income tax (benefit) expense	(5,118)	10,756	5,638	(3,568)	5,380	1,812

	As of September 30, 2012			As of December 31, 2011
	ARAH	ARH	Total	ARAH	ARH	Total

Assets
Cash	$84	$42,691	$42,775	$4,638	$32,136	$36,774
Deferred financing costs, net	504	4,101	4,605	611	4,351	4,962
Liabilities
Current portion of long-term debt	—	2,977	2,977	—	2,662	2,662
Long-term debt, less current portion	154,445	251,585	406,030	141,844	249,240	391,084

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